UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 2004


                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


            1-14164                                    95-3518892
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    (Commission File Number)             (I.R.S. Employer Identification No.)



      712 FIFTH AVENUE
         NEW YORK, NY                                   10019
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(Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (212) 586-5666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

       [_]   Written communication pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

       [_]   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

       [_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 8.01    OTHER EVENTS

             On October 18, 2004, Hollinger International Inc. (the "Company") announced that it filed a Motion with the Court of Chancery in Delaware (the "Delaware Court") requesting that the Delaware Court extend the expiration date of its injunction under the final Order and Judgment of the Delaware Court entered on June 28, 2004 against Conrad Black and Hollinger Inc., which was set to expire on October 31, 2004 (the "June 28th Order").

             On October 29, 2004, the Company, Hollinger Inc. and Conrad Black reached an agreement to voluntarily extend such injunction until the earlier of January 31, 2005 or the date of the completion of any distribution by the Company to its stockholders of a portion of the proceeds of the Company's sale of the Telegraph Group remaining as of October 26, 2004, net of taxes to be paid on the Telegraph Group transaction and less amounts used to pay down the Company's indebtedness, through one or more of a dividend, a self-tender offer or some other mechanism (the "Extension Agreement"). On October 30, 2004, Vice Chancellor Leo E. Strine, Jr. of the Delaware Court issued an order (the "Extension Order") amending the June 28th Order to extend the injunction as provided in, and to incorporate the other terms of, the Extension Agreement. A copy of the Extension Order is attached as Exhibit 99.1 to this filing.

             Also on October 29, 2004, the Company announced that the Special Committee of its Board of Directors (the "Special Committee") filed a Second Amended Complaint (the "Second Amended Complaint") in the U.S. District Court for the Northern District of Illinois (the "Illinois Court") on behalf of the Company in its lawsuit against certain directors and former directors and officers, as well as the Company's controlling shareholders. The total amount of damages sought in the Second Amended Complaint is approximately $542 million, which includes pre-judgment interest of $117 million.

             As previously announced, the Second Amended Complaint asserts all of the same breach of fiduciary duty claims against Hollinger Inc., Conrad Black, David Radler, Ravelston, Barbara Amiel Black, John Boultbee, and Daniel Colson (the "Defendants") as had been in the previous Amended Complaint filed May 7, 2004.

             The Second Amended Complaint asserts additional claims against certain of the Defendants based on the findings set forth in the Report of Investigation by the Special Committee filed with the Illinois Court on August 30, 2004. The Second Amended Complaint also adds claims for fraud, conversion and punitive damages, while eliminating as Defendants Bradford Publishing Company and the Horizon companies.

             The Second Amended Complaint also adds one of the Company's directors, Richard N. Perle, as a Defendant. The suit claims breaches of fiduciary duty by Mr. Perle related to his service as a member of the Company's Executive Committee of the Board of Directors. A copy of the Second Amended Complaint is attached as Exhibit 99.2 to this filing.

             The Company issued a statement on both the Second Amended Complaint and the Extension Agreement on October 29, 2004, a copy of which is attached as
Exhibit 99.3 to this filing.

       ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(a)    None.

(b)    None.

(c)    Exhibits.



EXHIBIT NUMBER        DESCRIPTION OF EXHIBITS
--------------        -----------------------
Exhibit 99.1          Order of the Court of Chancery of Delaware dated
                      October 30, 2004

Exhibit 99.2          Second Amended Complaint filed on October 29, 2004

Exhibit 99.3          Press Release dated October 29, 2004

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    HOLLINGER INTERNATIONAL INC.
                                            (Registrant)

Date: November 1, 2004              By: /s/ James R. Van Horn
                                        --------------------------------
                                        Name:  James R. Van Horn
                                        Title: VP, General Counsel and
                                               Secretary

                                  EXHIBIT INDEX


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EXHIBIT NUMBER            DESCRIPTION OF EXHIBITS
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Exhibit 99.1              Order of the Court of Chancery of Delaware
                          dated October 30, 2004
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Exhibit 99.2              Second Amended Complaint filed on October
                          29, 2004
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Exhibit 99.3              Press Release dated October 29, 2004
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